EXHIBIT (31)

                  RULE 13a-14(a)/25d-14(a) CERTIFICATIONS

I, Joyce Whitt, certify that:

	(1)  I have reviewed this 10K of Hynes and Howes Insurance Counselors;
	(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circum-stances under which such statements were made, not misleading with respect to the period covered by this report;

	(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

	(4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

	     a) Designed such disclosure controls and procedures to ensure that
		material information relating to the registrant, including its consolidated subsidiaries,is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	     b) Evaluated the effectiveness of the registant's disclosure
		controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

	     c) Presented in this report our conclusions about the effectiveness
	        of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

	 (5) The registrant's other certifying officers and I have disclosed, based on
	     our most recent evaluation, to the registrant's auditors and the audit
	     committee of registrant's board of directors:

	     a) All significant deficiencies in the design of operation of internal
	        controls which could adversely affect the registrant's ability to
		record, process, summarize and report financial data and have
		identified for the registrant's auditors any material weaknesses in
		internal controls; and

	     b) Any fraud, whether or not material, that involves management or other
		employees who have a significant role in the registrant's internal
		controls; and

	 (6) The registrant's other certifying officers and I have indicated in this
	     report whether there were significant changes in internal controls or
	     in other factors that could significantly affect internal controls
	     subsequent to the date of our most recent evaluation, including any
	     corrective actions with regard to significant deficiencies and material
	     weaknesses.



Joyce Whitt
----------------------
(Joyce Whitt)
President

August 9, 2005